                                 TRANSITION AGREEMENT



    This Transition Agreement is made as of March 25, 1997, with respect to the consulting services provided under the Consulting Agreement entered into as of April 20, 1995, as amended by First Amendment to Consulting Agreement entered into as of July 6, 1995 (as amended, the "Consulting Agreement") by and between Joey Rodolfo ("Rodolfo") and Cutter & Buck Inc., a Washington corporation ("Cutter & Buck").

                                   R E C I T A L S:

    A. Rodolfo and Cutter & Buck have entered into the Consulting Agreement and want to provide for a smooth transition of the services provided by Rodolfo under Consulting Agreement and also want to reflect certain other agreements of the parties.

    B. Rodolfo and Cutter & Buck wish to formalize those agreements by this Transition Agreement.

    C. Rodolfo currently owns an aggregate of 129,861 shares of the Common Stock of Cutter & Buck (the "Common Stock") and, as described below, has an option to acquire an additional 46,253 shares of Common Stock.

                                      T E R M S

    Now, therefore, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, and subject only to Rodolfo's right of revocation provided in Section 12 below, the parties hereto agree as follows:

    1. DEFINED TERMS. Unless separately defined in this Transition Agreement or unless the context clearly indicates a different meaning, capitalized words shall have the meaning specified in the Consulting Agreement. For purposes of this Transition Agreement, "Voting Securities" shall mean Common Stock and all classes of capital stock of Cutter & Buck which are then entitled to vote generally in the election of directors.

    2. TERMINATION OF CONSULTING AGREEMENT. Contemporaneous with the effectiveness of this Transition Agreement, the Consulting Agreement shall become null and void and of no further force and effect.

    3. TRANSITION PERIOD. Through July 1, 1997, Rodolfo shall be generally available to Cutter & Buck as an independent contractor consultant for the purpose of transitioning his design and related activities for Cutter & Buck; provided, however, that such services by Rodolfo shall only be provided as requested in advance by the President or Chief Operating Officer of Cutter & Buck and only at such times, if any, as may be convenient to Rodolfo. From the date of this Transition Agreement, Rodolfo shall visit the Cutter & Buck premises only by invitation or upon prior approval of a visitation request. Rodolfo shall vacate his office at Cutter & Buck by March 31, 1997 and shall return all keys and all other company property by that date. Prior to March 31, 1997 and at a mutually acceptable time, Cutter & Buck shall afford Rodolfo the opportunity to meet with employees of Cutter & Buck for the purpose of saying goodbye and communicating his appreciation for the opportunity to work together. Cutter & Buck shall also afford Rodolfo an opportunity to review in advance and comment on any Cutter & Buck press releases about this Transition Agreement, but Cutter & Buck shall retain the right to determine the final content of any press release. Cutter & Buck also reserves the right to determine the content of any public filings under the securities laws.

    4.   COMPENSATION; STOCK; AND OPTIONS.

         a. Through July 1, 1997, Cutter & Buck shall continue to pay to Rodolfo for his availability as a consultant, a consulting fee at the rate of $120,000 per annum, payable in installments on the first and fifteenth of each month, the balance of which as of the date hereof is $35,461.52. In addition, Rodolfo shall be entitled to receive a fee of $25,000 on April 1, 1997 and a bonus of $5,625 on April 30, 1997.

         b. Cutter & Buck shall use its best efforts to cause the 129,861 shares of Common Stock owned by Rodolfo (the "Shares") to be registered under the Securities Act of 1933, as amended (the "Act") so as to permit the sale thereof prior to December 19, 1997 as determined by Rodolfo after consultation with Cutter & Buck's investment bankers. In connection therewith Cutter & Buck shall: (i) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement in such form as is then available to permit the sale of the Shares as described above (with the anticipated filing to occur by April 12, 1997); (ii) use its best efforts to cause such registration statement to become effective as promptly as practicable after filing; and (iii) use its best efforts to keep such registration statement effective until the earlier of the sale of all of the Shares or December 19, 1997. The procedures for effecting the registration of the Shares, including the payment of expenses and other matters related thereto, shall be as set forth in Exhibit A hereto.

         c.   Rodolfo is currently a participant in the Cutter & Buck 1991
Stock Option Plan and has been granted an option for 46,253 shares of Common Stock pursuant to an option granted July 1, 1994 pursuant to an Option Agreement dated August 23, 1994 (the "Rodolfo Option"). The parties acknowledge that the Rodolfo Option will remain subject to the terms of the 1991 Stock Option Plan, is 75% vested as of the date hereof and will continue to vest such that it will be fully vested on July 1, 1997. Rodolfo will have until September 30, 1997 to exercise the Rodolfo Option.

         d. Rodolfo shall receive an additional option (the "Additional Rodolfo Option") for 13,000 shares of Common Stock. The Additional Rodolfo Option shall be granted on June 30, 1997, and shall have a per-share option price equal to the average closing price of the Common Stock for the two weeks ended June 30, 1997 less Two Dollars ($2). The Additional Rodolfo Option shall vest one (1) year from its date of grant, subject to Rodolfo's compliance with his obligations under Section 9 below. The Additional Rodolfo Option shall be exercisable for cash and shall not be transferrable. Rodolfo shall comply with all applicable securities and tax laws with respect to the grant or exercise of the Additional Rodolfo Option and any sale of the underlying shares. The Additional Rodolfo Option shall terminate on September 30, 1998 to the extent it has not been exercised.

    5.   EXPENSES AND BENEFITS.

         a. Cutter & Buck shall reimburse Rodolfo for up to $15,000 in documented business expenses not previously reimbursed and reasonably incurred by Rodolfo in connection with the performance of his consulting duties prior to the date hereof, with such reimbursement made on the same basis as Consulting Agreement. Cutter & Buck shall not be responsible for any other business expense or other reimbursement.

         b. Through July 1, 1997, Cutter & Buck shall reimburse Rodolfo for the total cost of comparable health insurance secured by him as previously required under Section 6 of the Consulting Agreement.

    6. BOARD REPRESENTATION. Subject to the provisions of Section 12(5), Rodolfo hereby irrevocably tenders his resignation as a director of Cutter & Buck, automatically effective as of seven (7) days from the date of execution of this Transition Agreement.

    7. ADDITIONAL COVENANTS OF RODOLFO. In addition to the other covenants of Rodolfo provided herein:

         a. Neither Rodolfo nor any corporation or other entity controlled by Rodolfo (collectively, "Rodolfo"), will, directly or indirectly, acquire any Voting Securities (except by way of the Rodolfo Option, the Additional Rodolfo Option, stock dividends or other distributions or offerings made available to holders of Voting Securities generally).

         b. "Rodolfo" shall take such action as may be required so that, in any election of directors of Cutter & Buck, all Voting Securities owned by any member of "Rodolfo" are voted for nominees of the Board of Directors of Cutter & Buck and, unless Cutter & Buck otherwise consents in writing, on all other matters to be voted on by the holders of Voting Securities, in the same proportion as the votes cast by other holders of Voting Securities.

         c. No member of "Rodolfo" shall solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act")) in opposition to the recommendation of the majority of the directors of Cutter & Buck with respect to any matter.

         d. No member of "Rodolfo" shall join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of Voting Securities, or otherwise become a "person" within the meaning of
Section 13(d)(3) of the Exchange Act.

         e. Each member of "Rodolfo" agrees not to make any statements defamatory in nature or in any way disparaging of Cutter & Buck, its officers, directors and agents.

         f. Rodolfo acknowledges that Cutter & Buck has fully satisfied its obligations under the Consulting Agreement, including without limitation, its obligation to facilitate two gifts of Common Stock by Rodolfo.

         g. Rodolfo has provided Cutter & Buck with all information in his possession related, directly or indirectly, to the matters recently reviewed by the Cutter & Buck Audit Committee and Board of Directors, and Rodolfo has had the benefit of his own legal counsel and advisors, and they have been afforded the opportunity to meet and discuss those matters with the Cutter & Buck Audit Committee, its outside auditors and legal counsel, and Rodolfo fully accepts and approves the Audit Committee report and the related business matters. Rodolfo acknowledges that he is not aware of any other matters which would raise any similar concern, including, without limitation, any violation of law.

         h. Rodolfo has indicated that he will not request Cutter & Buck to disclose in any filing with the Securities and Exchange Commission the basis for any of the issues raised in connection with the Audit Committee report or any other matters known to him.

         i.   Rodolfo is voluntarily resigning as a director of Cutter & Buck.

    The covenants contained in Sections 7.a through d shall terminate on July 1, 1999, and the other covenants contained in Sections 7.e through i shall constitute continuing obligations hereunder.

    8. ADDITIONAL COVENANTS OF CUTTER & BUCK. In addition to the other covenants of Cutter & Buck provided herein:

         a. Cutter & Buck shall not, directly or indirectly, acquire any interest by purchase of securities or otherwise in any corporation or entity controlled by Rodolfo.

         b. Cutter & Buck, for itself and its officers and directors, agrees not to make any statements defamatory in nature or in any way disparaging of Rodolfo.

         c. Cutter & Buck acknowledges that Rodolfo has fully satisfied his obligations under the Consulting Agreement.

    The covenants contained in Section 8.a shall terminate on July 1, 1999, and the covenants contained in Sections 8.b and 8.c shall constitute continuing obligations hereunder.

    9. NONCOMPETITION AND PROTECTION OF CONFIDENTIAL INFORMATION. In addition to the other covenants and agreements of Rodolfo provided herein:

         a. Rodolfo recognizes and agrees that Cutter & Buck has many substantial, legitimate business interests that can be protected only by Rodolfo agreeing not to compete with Cutter & Buck under certain circumstances. These interests include, without limitation, Cutter & Buck's reputation and goodwill in the industry, the financial and other support afforded by Cutter & Buck, and Cutter & Buck's rights in its Confidential Information (as defined below). Rodolfo, therefore, agrees that through July 1, 1998, Rodolfo will not, directly or indirectly:

              (1) Engage in or pursue the business of design, manufacture, or sale, of men's or boy's apparel in the United States, Australia, New Zealand, the United Kingdom, Canada, South America, Central America, Mexico, Japan, Italy, Korea, Singapore, Sweden, Hong Kong, or any country in which Cutter & Buck has conducted business (the "Territory"), except for swimwear, neckwear, shoes, men's dress shirts (i.e., dress shirts sized by collar and sleeve length) and men's suits;

              (2) Be an employee, employer, consultant, officer, director, partner, trustee, or shareholder of more than 5% of the outstanding common stock of any entity which conducts any such business; or

              (3) Solicit or offer employment to any person who is then in Cutter & Buck's employ, or employ any person who is then or at any time during the preceding ninety (90) days was in Cutter & Buck's employ.

         b. Rodolfo shall not at any time (whether during the Term or after termination of this Agreement), disclose to anyone any Confidential Information or trade secrets of Cutter & Buck except in carrying out any responsibilities under Section 3 of this Transition Agreement; or utilize such Confidential Information or trade secrets for his own benefit or for the benefit of third parties; and all garment designs, original samples and notes and records of the business which have been made by or available to Rodolfo prior to July 1, 1997 shall be the property of Cutter & Buck and shall be delivered to Cutter & Buck before his departure from his office at Cutter & Buck as provided in Section 3.

    Confidential Information includes proprietary materials and information (including print and yarn dye patterns produced or purchased by Cutter & Buck, and buttons and fabric exclusive to Cutter & Buck), concepts and ideas provided under the Consulting Agreement, work in process and the following information of Cutter & Buck to the extent such information is not generally known to the apparel industry: Information relating to suppliers, contract manufacturers, distributors, customers, sales, business, practices, design and marketing plans, customer or contact lists, sources of supply, prospects or projections, production techniques, processes, and other similar confidential matters (collectively, the "Confidential Information"). Confidential Information does not include any colors or base fabrics that are commonly manufactured or any open-market materials or information known by Rodolfo prior to the existence of Cutter & Buck.

         c. Except in connection with the business of Cutter & Buck as provided in Section 3, Rodolfo shall not at any time use any trade names, trademarks, logos or other property of Cutter & Buck or any sound-a-like or look-alike names or logos.

         d. If Rodolfo commits a breach or is about to commit a breach, of any of the provisions of this Section 9 or any provisions hereof, Cutter & Buck shall have the right to have the provisions of this Transition Agreement specifically enforced by any court without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed to that money damages will not provide an adequate remedy to Cutter & Buck. In addition, Cutter & Buck may take all other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

         e. For the purposes of this Section 9, Cutter & Buck shall include any subsidiaries of that company.

         f. If, prior to July 2, 1998, Rodolfo desires to become an employee, employer, consultant, officer, director, partner, trustee, or shareholder of more than five percent (5%) of the outstanding common stock of any entity which conducts a business that would constitute a violation of the covenants not to compete contained in this Section 9, Rodolfo shall have the right to notify Cutter & Buck in writing of such desire and to describe the nature of the proposed relationship and the basis for his belief that Cutter & Buck should not enforce its rights under this Section 9 with respect thereto. Upon receipt of such request, Cutter & Buck shall call a meeting of its Board of Directors to review the request from Rodolfo and determine whether or not it will consent to his request. Rodolfo shall be given an opportunity to present the Board with any information with respect to his request, either in person or in writing.
The Board's determination, which shall be at its discretion and final with respect to such matter, shall be made no later than eighteen (18) days following receipt of the request from Rodolfo.

    10. SAVING PROVISION. Rodolfo and Cutter & Buck agree and stipulate that the agreement and covenants not to compete contained in Section 9, including the scope of the restricted activities described therein and the duration and scope of such restrictions, are fair and reasonably necessary for the protection of Cutter & Buck's customer relationships, goodwill, Confidential Information, and other protectable interests, in light of all of the facts and circumstances of the relationship between Rodolfo and Cutter & Buck. In the event a court of competent jurisdiction should decline to enforce the provisions of Section 9, such provisions shall be deemed to be modified to restrict Rodolfo's competition with Cutter & Buck to the maximum extent which the court shall find enforceable; provided, however, in no event shall the provisions of Section 9 be deemed to be more restrictive to Rodolfo than those contained therein.

    11.  NONEXCLUSIVITY.  Rodolfo's relationship with Cutter & Buck through
July 1, 1997 is nonexclusive, and notwithstanding anything contained in
Section 9.a above to the contrary, Rodolfo shall be entitled to perform design services for other apparel designers or manufacturers and to otherwise engage in business as an employee, consultant, partner, member, shareholder, principal or in any other capacity whatsoever in product lines that are not otherwise restricted under the provisions of Section 9.a above, including without limitation the following product lines which the parties have determined are not prohibited under Section 9.a above: all lines of women's wear, swimwear, neckwear, shoes, men's dress shirts (sized by collar and sleeve length) and men's suits.

    12. WAIVER AND RELEASE OF CLAIMS. In consideration of the benefits conferred upon Rodolfo by this Transition Agreement, Rodolfo, his estate, heirs, legal representatives and assigns, agree to fully and forever waive and release any known claims, demands and causes of action they may have as of the date hereof, of any kind or nature and whether arising in law or equity, or upon contract or tort, or under state or federal law, against Cutter & Buck, its officers, directors, employees, attorneys, accountants, agents and assigns, including without limitation, any claim arising from any alleged violation of federal, state or local law or regulation related to employment, discrimination (including without limitation, age or sex discrimination), harassment, wrongful termination, breach of employment or consulting contract (including the Consulting Agreement) or defamation, and specifically including any right or claim arising under the Age Discrimination in Employment Act of 1967, as amended, or related to Rodolfo's position as a consultant, director or shareholder of Cutter & Buck; provided, however, that nothing herein shall release Cutter & Buck from any of its obligations provided herein or from any continuing contractual obligations of Cutter & Buck to Rodolfo. The parties represent and agree that no promise or inducement has been made for this waiver and release except as set forth in this Agreement. Nothing herein is intended to affect Rodolfo's status as an independent contractor and Rodolfo acknowledges that he is not an employee of Cutter & Buck. For the purpose of Sections 12 and 13, "known claims, demands and causes of action" shall include any matter that is based on actual knowledge and all matters which the releasing party could reasonably have known.

    In furtherance of the waiver and release provided herein, and in compliance with the provisions of the Age Discrimination in Employment Act of 1967, as amended, the parties represent and warrant as follows:

              (1) The provisions of this Agreement are unique to Rodolfo and are not a part of an exit incentive or termination program offered to a group of employees;

              (2) This waiver is effective only with respect to claims which have arisen up to and including the date of this Agreement;

              (3) Rodolfo has been advised to consult with an attorney concerning his waiver or rights hereunder prior to executing this Agreement, has had an opportunity to so consult, and has done so;

              (4) Rodolfo hereby has been given an opportunity to be in possession of a copy of this Agreement for a period of not less than twenty-one (21) days prior to the date of the execution of this Agreement and hereby waives that opportunity; and

              (5) Rodolfo is entitled to revoke this Agreement and all the rights and obligations thereunder for a period of seven (7) days from the date of execution of this Transition Agreement.

    13. WAIVER AND RELEASE OF CUTTER & BUCK'S CLAIMS. In consideration of the promises made by Rodolfo under this Transition Agreement, Cutter & Buck agrees to fully and forever waive and release any known claims, demands and causes of action it may have as of the date hereof and whether arising in law or equity, or upon contract or tort, or under state or federal law, against Rodolfo, his spouse, estate, heirs, legal representatives and assigns, including without limitation, any claim arising from any alleged violation of federal, state or local law or regulation related to the Consulting Agreement; provided, however, that nothing herein shall release Rodolfo from any obligations provided herein or from any continuing contractual obligations of Rodolfo to Cutter & Buck. The parties represent and agree that no promise or inducement has been made for this waiver and release except as set forth in this Agreement.

    14.  MISCELLANEOUS.

         a. FURTHER ASSURANCES. Subject to the terms hereof, Rodolfo shall use his best efforts and shall cooperate fully with Cutter & Buck in order to accomplish a smooth transition of the design services to the internal design staff of Cutter & Buck, and shall cooperate fully with the President and Chief Operating Officer of Cutter & Buck with regard thereto. From time to time, at the request of Cutter & Buck, without further consideration, Rodolfo shall execute such documents and take such action as Cutter & Buck may reasonably request in order to facilitate the transition.

         b. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including the exhibits and other writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to the subject matter hereof and thereof. This Agreement supersedes Rodolfo's employment agreement with Cutter & Buck and all prior understandings between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument signed by all of the parties. Any condition to a party's obligation hereunder may be waived by such party.

         c. HEADINGS. The section headings contained herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         d. VALIDITY. If for any reason any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.

         e. ASSIGNMENT. Neither party may assign, transfer, pledge, encumber or otherwise dispose of this Agreement or any of his or its respective rights or obligations hereunder, without the written consent of the other party.

         f. NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder (the "Notices") shall be in writing and shall be given by personal delivery or by mailing, registered or certified mail, postage prepaid, return receipt requested (and if so mailed shall be deemed received three (3) days after the date of mailing) to the parties at their following respective addresses:

     If to Rodolfo:                       Joey Rodolfo
                                          1022 N. 107th Street
                                          Scottsdale, AZ  85258

          with a copy to:                 David T. Maddox
                                          Fennemore Craig
                                          Suite 2200
                                          Two North Central Avenue
                                          Phoenix, AZ  85004-2390

     If to Cutter & Buck:                 2701 First Avenue, Suite 500
                                          Seattle, WA  98121
                                          Attention:  Harvey Jones

          with a copy to:                 Michael E. Morgan
                                          Lane Powell Spears Lubersky LLP
                                          1420 Fifth Avenue, Suite 4100
                                          Seattle, WA  98101-2338

or to such other address as any party may designate for notices to it by written notice to the other parties given as provided above.

         g. ATTORNEYS' FEES. In the event a legal proceeding is commenced to enforce this Agreement or to recover damages for breach hereof, the prevailing party, as designated by the competent authority in such proceeding, shall be entitled to recover, in addition to other damages and compensations, reasonable attorneys' fees and costs.

         h. VENUE, JURISDICTION, APPLICABLE LAW, AND SERVICE OF PROCESS. Venue of any action arising out of this Agreement shall be had in the Superior Court for King County, Washington or the Federal District Court for the Western District of Washington at Seattle. The parties consent to the jurisdiction of such courts, agree not to commence suit in any other jurisdiction, and agree that if suit be brought in any other jurisdiction, the same shall be removed promptly to either such court. This Transition Agreement shall be governed by and construed in accordance with the substantive laws of the State of Washington, without regard to choice of law rules.

         i. CONFIDENTIALITY. The parties agree not to disclose any of the substantive terms of this Agreement except with the consent of the other party, or as may be necessary in connection with compliance with federal or state securities laws or as otherwise required by law or for the purpose of enforcing the parties' respective rights under this Transition Agreement.

         j. CONSENT OF SPOUSE. The undersigned spouse of Rodolfo has also executed this Agreement for the purpose of acknowledging her consent on behalf of the marital community to the provisions, waiver and release contained in
Section 12; the signature of Rodolfo's spouse shall not be deemed to create any separate property or personal liability on behalf of such spouse.

    IN WITNESS WHEREOF, Rodolfo and Cutter & Buck have caused this Transition Agreement to be duly executed, each of whom is duly authorized, all as of the day and year first above written.

CUTTER & BUCK INC.


By  /s/ Harvey N. Jones                       /s/ Joey Rodolfo
  _________________________________          ________________________________
   Harvey N. Jones, President                 Joey Rodolfo


                                              CONSENTED TO BY:

                                               /s/ Tina Tombs Rodolfo
                                              ________________________________
                                              Tina Tombs Rodolfo

                                      EXHIBIT A

    1. REGISTRATION PROCEDURES AND EXPENSES. Cutter & Buck will use its best efforts to effect the registration of any of the Shares under the Act, Rodolfo will furnish in writing such information as is reasonably requested by Cutter & Buck for inclusion in the registration statement relating to such offering, including, without limitation, the number of Shares to be sold and such other information and documentation as Cutter & Buck shall reasonably request, and Cutter & Buck will, as expeditiously as possible:

         a. Prepare and file with the Commission a registration statement with respect to the Shares and use its best efforts to cause such registration statement to become and remain effective for such period as may be necessary to permit the successful marketing of such Shares as determined by Rodolfo in cooperation with Cutter & Buck's investment bankers.

         b. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act; and to keep such registration statement effective for that period of time specified in paragraph (a) above;

         c. Furnish to Rodolfo such number of prospectuses and preliminary prospectuses and such other documents as Rodolfo may reasonably request in order to facilitate the public sale or other disposition of the Shares;

         d. Use its best efforts to register or qualify the Shares covered by such registration statement under other securities or blue sky laws of such jurisdictions as Rodolfo shall reasonably request and do any and all other acts and things which may be necessary or desirable to enable Rodolfo to consummate the public sale or other disposition of the Shares in such jurisdictions;

         e. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Rodolfo shall also enter into and perform his obligations under such an agreement;

         f. Notify Rodolfo at any time when Cutter & Buck determines that a prospectus relating to the Shares covered by a registration statement is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

         g. Advise Rodolfo promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

         h. If the Shares are being sold through underwriters, use its best efforts to furnish, at the request of the underwriters, on the date that such Shares are delivered to the underwriters for sale in connection with a registration statement, (i) an opinion, dated such date, of the counsel representing Cutter & Buck for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, (ii) a letter dated such date, from the independent certified public accountants of Cutter & Buck, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

    All expenses incurred in connection with registration of the Shares, including, without limitation, printing expenses, fees and disbursements of counsel for Cutter & Buck, blue sky fees and expenses and the expense of any special audits incident to or required by any registration (but excluding the compensation of regular employees of Cutter & Buck which shall be paid in any event by Cutter & Buck) are herein called Registration Expenses; all registration, qualification and filing fees, and all underwriting discounts and selling commissions applicable to the sales are herein called Selling Expenses. Rodolfo shall pay all Selling Expenses. In addition, Rodolfo shall pay the first $15,000 of all Registration Expenses in connection with any registration (with such payment made at the earlier of the first sale of the Shares or June 30, 1997); provided, however, that if the average price per Share for all Shares sold pursuant to the registration statement (inclusive of the Selling Expenses) is less than $15.50 per share, the Registration Expenses incurred by Rodolfo shall be paid by Cutter & Buck or promptly reimbursed to Rodolfo by Cutter & Buck if they have been previously paid by Rodolfo.

    2. INDEMNIFICATION AND CONTRIBUTION. In the event of a registration of any securities under the Act pursuant to Section 4.b of the Transition
Agreement:

         a. Cutter & Buck will indemnify and hold harmless, in accordance with normal indemnification and contribution provisions used in connection with a public offering, Rodolfo, each underwriter (as defined in the Act) of Shares for Rodolfo and each other person, if any, who controls such underwriter against any losses, claims, damages or liabilities (any such losses, claims, damages or liabilities are referred herein as "Losses"), joint or several, to which Rodolfo or any underwriter or controlling person may become subject under the Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Shares were registered under the Act on the effective date thereof, including any prospectus contained therein, or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Cutter & Buck of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934

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


Act or any state securities law; and Cutter & Buck will pay to Rodolfo, each underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses, provided, however, the indemnity agreement contained in this paragraph shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of Cutter & Buck (which consent shall not be unreasonably withheld), nor shall Cutter & Buck be liable in any such case to the extent that any such Losses arise out of or are based upon a Violation which occurs in reliance upon and in conformity with information furnished by Rodolfo or any underwriter or controlling person in writing expressly for use in the preparation thereof.

         b. Rodolfo will indemnify and hold harmless Cutter & Buck, each of its directors, each of its officers who have signed the registration statement, and each person, if any, who controls Cutter & Buck, within the meaning of the Act, against any Losses to which Cutter & Buck, or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such Losses (or actions in respect thereof) are caused by any Violation; in each case to the extent, but only to the extent, that such Violation occurs in reliance upon and in conformity with information furnished by Rodolfo expressly for use in the preparation thereof; and will pay, as incurred, any legal or other expenses reasonably incurred by Cutter & Buck or any such director, officer or controlling person in connection with investigating or defending any such Losses; provided, however, that the indemnity agreement contained in this paragraph shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of Rodolfo, which consent shall not be unreasonably withheld.

         c. Promptly after receipt by an indemnified party of notice of the commencement of any action (including governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party hereunder, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise.

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


         d. If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         e. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with any underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         f. The obligations of Cutter & Buck and Rodolfo hereunder shall survive the completion of any offering of Shares in a registration pursuant to
Section 4.b.



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